UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

Portland, Oregon

April 26, 2005

Dear Stockholders:

You are cordially invited to attend our annual meeting of stockholders at 9:00 a.m., Pacific Daylight Time, on May 23, 2005 at The Governor Hotel, 614 SW 11th Ave, Portland, Oregon 97205.

Details of the business to be conducted at the annual meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. At the annual meeting, we will also report on our operations and respond to any questions you may have.

Your vote is very important.   Whether or not you attend the annual meeting in person, it is important that your shares are represented and voted at the meeting. Please promptly sign, date, and return the enclosed proxy card in the postage-prepaid envelope. If you attend the meeting, you will have the right to revoke your proxy and vote your shares in person. Retention of the proxy is not necessary for admission to or identification at the meeting.

Very truly yours,
/s/ Emanuel N. Hilario
Emanuel N. Hilario, Corporate Secretary

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 23, 2005

To the Stockholders of McCormick & Schmick’s Seafood Restaurants, Inc.:

Our annual meeting will be held at 9:00 a.m., Pacific Daylight Time, on May 23, 2005 at The Governor Hotel, 614 SW 11th Ave, Portland, Oregon 97205.

The purpose of the meeting is:

1.     To elect directors for the next year; and

2.     To act upon any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on April 5, 2005 (the record date) are entitled to vote at the meeting. A list of stockholders will be available for inspection by stockholders at our corporate headquarters commencing ten days before the date of the annual meeting.

Even if you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the enclosed postage-prepaid envelope. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

By Order of the Board of Directors
/s/ Emanuel N. Hilario
Emanuel N. Hilario, Corporate Secretary

Portland, Oregon

April 26, 2005

TABLE OF CONTENTS

PROXY STATEMENT

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

SUMMARY OF PROCEDURES

How Proxies Will Be Solicited.   The Board of Directors of McCormick & Schmick’s Seafood Restaurants, Inc. is soliciting proxies to be used at the annual meeting of stockholders to be held at 9:00 a.m., Pacific Daylight Time, on May 23, 2005 at The Governor Hotel, 614 SW 11th Ave, Portland, Oregon 97205 for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement, the form of proxy and our 2004 Annual Report will be mailed to stockholders on or about April 26, 2005, at our cost. The proxy statement and Annual Report are also available on our website at www.mcormickandschmicks.com, Investor Relations, SEC Reports and the website of the Securities and Exchange Commission at www.sec.gov. We will request fiduciaries, custodians, brokerage houses and similar parties to forward copies of proxy materials to beneficial owners of the Company’s stock, and we will reimburse these parties for their reasonable and customary charges for expenses of distribution. Proxies will be solicited by use of the mail and the Internet, and our directors, officers and employees may also solicit proxies by telephone, fax, e-mail or personal contact. No additional compensation will be paid for these services. We have retained The Altman Group to assist in the solicitation of proxies from nominees and brokers at an estimated fee of $1,800 plus related out-of-pocket expenses.

Householding of Proxy Materials.   The Securities and Exchange Commission has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” may be more convenient for security holders and save costs for companies. A number of brokers with account holders who are Company stockholders will be householding our proxy materials. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or write to us at McCormick & Schmick’s Seafood Restaurants, Inc., Attention: Investor Relations, 720 SW Washington Street, Suite 550, Portland, Oregon 97205. If you now receive multiple copies of the proxy statement and would like to request householding of your communications, please contact your broker.

Who Can Vote.   Only stockholders of record at the close of business on April 5, 2005 (the “record date”) are entitled to notice of and to vote at the annual meeting or any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 13,782,350 shares of Common Stock, the only authorized voting security of the Company. Each share of Common Stock issued and outstanding is entitled to one vote in each matter properly presented at the Annual Meeting. The Common Stock does not have cumulative voting rights.

How You Can Vote.   Mark your proxy, sign and date it, and return it in the enclosed postage-paid envelope. To ensure that your vote is counted, we must receive your proxy before or at the annual meeting. All of your shares that have been properly voted will be voted at the annual meeting in accordance with your instructions unless you earlier revoke your proxy. If you sign your proxy card but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors.

How You Can Revoke Your Proxy and Change Your Vote.   You can revoke your proxy at any time before it is voted at the annual meeting by:

•       Sending written notice of revocation bearing a later date than the date of the proxy to the Secretary;

•       Submitting to the Secretary a later-dated proxy relating to the same shares; or

•       Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Any written notice revoking a proxy should be sent to McCormick & Schmick’s Seafood Restaurants, Inc., Attention: Emanuel N. Hilario, 720 SW Washington Street, Suite 550, Portland, Oregon 97205, or hand-delivered to Mr. Hilario at or before the vote at the annual meeting.

EXPLANATORY NOTE REGARDING OUR REORGANIZATION MERGER

Our predecessor entity, McCormick & Schmick Holdings LLC, merged into McCormick & Schmick’s Seafood Restaurants, Inc. on July 20, 2004, immediately before our initial public offering. Before July 20, 2004, McCormick & Schmick’s Seafood Restaurants, Inc. had no operations. In this proxy statement, “we” and “the Company” means McCormick & Schmick Holdings LLC for periods before July 20, 2004 and McCormick & Schmick’s Seafood Restaurants, Inc. for periods commencing on and after July 20, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 5, 2005 the beneficial ownership of our Common Stock, after giving effect to our corporate reorganization, for:

•       each person who beneficially owns more than 5% of our Common Stock;

•       each of our directors;

•       each of our named executive officers; and

•       all directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o McCormick & Schmick’s Seafood Restaurants, Inc., 720 SW Washington Street, Suite 550, Portland, Oregon 97205.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, a person named in the table below has sole voting and investment power for all shares of Common Stock shown as beneficially owned by that person.

	Shares Beneficially Owned(1)
Name	Number	Percentage of Shares
Bruckmann, Rosser, Sherrill & Co. II, L.P.	3,176,249	23.0%
126 East 56th Street
New York, NY 10022
Castle Harlan Partners III, L.P.(2)	3,033,151	22.0%
150 East 58th Street
New York, NY 10155
Lord, Abbott & Co. LLC(3)	1,212,203	8.8%
90 Hudson Street
Jersey City, NJ 07302
Wellington Management Company, LLP(4)	959,500	7.0%
75 State Street
Boston, MA 02109
William P. McCormick	79,838	*
Douglas L. Schmick	64,212	*
Saed Mohseni	75,060	*
Emanuel N. Hilario	—	—
Jerry R. Kelso	38,126	*
Jeffrey H. Skeele	25,256	*
David E. Jenkins	19,703	*
Michael B. Liedberg	—	—
Lee M. Cohn	—	—
Elliot H. Jurgensen, Jr.	—	—
J. Rice Edmonds	—	—
David B. Pittaway	5,973	*
Harold O. Rosser	—	—
Fortunato N. Valenti	178	*
Justin B. Wender	—	—
Directors, Directors Elect and Executive Officers as a group (15 persons)	308,346	2.2%

*                    Represents beneficial ownership of less than one percent of the outstanding shares of our Common Stock.

(1)          If a stockholder holds options or other securities that are exercisable or otherwise convertible into our Common Stock within 60 days of the date of this prospectus, we treat the shares of Common Stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate the stockholder’s percentage ownership of our Common Stock. However, we do not consider that Common Stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)          Not included in the number of shares owned by Castle Harlan Partners III, L.P. are shares owned by its affiliates, Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P., Frogmore Forum Family Fund LLC and Branford Castle Holdings, Inc., all of which shares may be deemed to be beneficially owned by Castle Harlan. Castle Harlan disclaims beneficial ownership of these shares. The address for each of these stockholders is 150 East 58th Street, New York, New York 10155.

(3)          Information is based on a Schedule 13G filed with the SEC on February 14, 2005.

(4)          Information is based on a Schedule 13G filed with the SEC on February 14, 2005. The filing indicates that Wellington Management Company LLP shares voting control over 565,700 shares and investment control over 959,500 shares.

CORPORATE GOVERNANCE

Director Independence and Corporate Governance.   Our Board of Directors has determined that Messrs. Cohn, Jurgensen, Edmonds, Pittaway, Rosser, Valenti and Wender are independent under the listing standards of The NASDAQ National Market and, accordingly, that a majority of our Board of Directors is independent. Each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under those standards, and, with respect to Audit Committee members, the heightened independence standards adopted by the Securities and Exchange Commission.

Code of Business Conduct and Ethics.   We have adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Controller, and our directors and other officers and employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.mcormickandschmicks.com, Investor Relations, Corporate Governance.

Communications with Board.   Any stockholder who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Corporate Secretary, 720 SW Washington Street, Suite 550, Portland, Oregon 97205. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be compiled by the Secretary and submitted to the individual Director to whom it is addressed.

Communications with the Board of Directors regarding recommendations of individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors must be made in accordance with the Director Nomination Policy described below.

Director Compensation.   Each director who is not an officer of the Company receives the following compensation for services as director in 2005:

•       annual compensation of $10,000;

•       $1,250 per board meeting attended;

•       annual compensation of $5,000 for service as a member of the Audit Committee;

•       annual compensation of $5,000 for service as a member of the Compensation Committee;

•       annual compensation of $5,000 for service as a member of the Nominating and Governance Committee;

•       annual compensation of $30,000 for service as chairman of the Audit Committee;

•       a reasonable dining allowance at the restaurants; and

•       reasonable out-of-pocket expenses incurred in attending meetings.

Directors who are our employees or an affiliate of a shareholder owning five percent or more of the common stock of the Company receive no separate compensation for service as directors, but receive a reasonable dining allowance at the restaurants and reimbursement for reasonable travel and other out-of-pocket expenses associated with attending board meetings.

Board and Committee Meetings.   The Board of Directors met five times in 2004. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and any committee on which he served in 2004. We encourage directors to attend the annual meeting of stockholders.

Board Committees.   The Board of Directors has designated three standing committees. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operate under written charters that are available for review on our website at www.mcormickandschmicks.com, Investor Relations, Corporate Governance. The membership of each committee and its principal functions, as well as the number of times it met during fiscal year 2004, is described below.

Audit Committee.   The Audit Committee is composed of Messrs. Cohn, Jurgensen, and Valenti. The Board of Directors has determined that each member of the Audit Committee meets applicable financial literacy requirements and that Mr. Jurgensen, the audit committee chair, is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. A description of the functions performed by the Audit Committee is set forth below in “Report of the Audit Committee.” The Audit Committee met three times in 2004.

Compensation Committee.   The Compensation Committee is composed of Messrs. Cohn, Pittaway and Rosser. The Compensation Committee determines compensation for our executive officers and administers our 2004 Stock Incentive Plan. For additional information about the Compensation Committee, see “Compensation Committee Report on Executive Compensation,” set forth below. The Compensation Committee met once in 2004.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is composed of Messrs. Pittaway, Rosser and Valenti. The Nominating and Corporate Governance Committee develops and recommends corporate governance guidelines and standards for business conduct and ethics, identifies individuals qualified to become board members, and makes recommendations regarding nominations for director. The Nominating and Corporate Governance Committee will consider individuals recommended by stockholders for nomination as director in accordance with the procedures described under “Director Nomination Policy” below. The Nominating and Corporate Governance Committee also oversees the annual self-evaluations of the Board and its committees and makes recommendations concerning the size, structure, composition and membership of the Board of Directors and its committees. The Nominating and Corporate Governance Committee met once in 2004 in conjunction with a Board of Directors meeting.

Director Nomination Policy.   Stockholders may recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors by submitting a written recommendation to the Nominating and Corporate Governance Committee c/o Corporate Secretary, McCormick & Schmick’s Seafood Restaurants, Inc., 720 SW Washington Street, Suite 550, Portland, Oregon 97205. Communications should be sent by overnight or certified mail, return receipt requested. Submissions must include the following information:

Information concerning the recommending stockholder.

•       The name, address and telephone number of the recommending stockholder;

•       The number of shares owned by the recommending stockholder and the period of time for which they have been held (which must be at least one year) and, if the recommending stockholder is not the stockholder of record, a statement from the record holder of the shares verifying this information; and

•       A statement of the recommending stockholder’s intention to continue to hold the shares through the date of the next annual stockholder meeting.

Information concerning the proposed nominee.

•       The information required by Item 401 of SEC Regulation S-K (name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

•       The information required by Item 403 of SEC Regulation S-K (proposed nominee’s ownership of securities of the Company); and

•       The information required by Item 404 of SEC Regulation S-K (transactions between the Company and the proposed nominee valued in excess of $60,000 and certain other types of business relationships with the Company); and

•       Whether the individual can read and understand financial statements.

The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. Recommendations received by December 20, 2005 will be considered for nomination by the Nominating and Corporate Governance committee at the 2006 Annual Meeting of Stockholders. For information on direct stockholder nominations at the Annual Meeting, see “Stockholder Nomination for Directors” below.

Following the identification of the director candidates, the Nominating and Corporate Governance Committee will meet to discuss and consider each candidate’s qualifications and shall determine by majority vote the candidate(s) whom the Nominating and Corporate Governance Committee believes would best serve the Company. In evaluating director candidates, the Nominating and Corporate Governance Committee will consider a variety of factors, including the composition of the Board as a whole, the characteristics (including independence, diversity, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. The Committee believes candidates for director should have certain minimum qualifications, including high ethical character, business experience with high accomplishment in his or her respective field, the ability to read and understand financial statements, relevant expertise and experience, and sound business judgment. In addition, the Committee believes at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of the Board should meet the definition of “independent director” under The NASDAQ National Market listing standards. The Committee also believes key members of the Company’s management should participate as members of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions completed in connection with our IPO

In connection with our initial public offering, which occurred on July 20, 2004 we completed the following transactions:

•       Our predecessor, McCormick & Schmick Holdings, LLC, a Delaware limited liability company, was merged into the Company and all of the LLC units were converted into the Common Stock of the Company. Before the merger, employees of the Company held B units and C units. The B units were cancelled in the merger and the C units were converted into an aggregate of 250,000 shares of our Common Stock.

•       We terminated management agreements with Bruckmann, Rosser & Sherrill, L.P. (“BRS”) and with Castle Harlan, Inc. (an affiliate of Castle Harlan Partners III, L.P. (“Castle Harlan”) in consideration for a cash payment to each of them of $1.1 million. BRS and Castle Harlan are significant shareholders of ours.

•       We terminated covenant not to compete agreements with our founders, William P. McCormick and Douglas L. Schmick, under which we formerly paid each of them $175,000 per year, in consideration for a cash payment to each of them of $286,712. We also entered into executive severance agreements with Messrs. McCormick and Schmick and with Saed Mohseni, our chief executive officer. These agreements are described in “Executive Compensation—Executive Severance Agreements” below.

Other transactions

We lease the premises occupied by Jake’s Famous Crawfish in Portland, Oregon under a lease dated October 13, 1994 with Boin Properties, LLC, of which William P. McCormick, our chairman emeritus, is a member and manager. The lease expires on October 12, 2009 and may be renewed at our option for two additional five-year periods. Under the lease, we pay base rent of $17,500 per month plus an additional amount equal to the difference between six percent of the annual gross sales of Jake’s Famous Crawfish and the annual base rent. We also pay 60% of assessed taxes under the terms of the lease. We believe the terms of the lease are as fair to us as those that would have been available to us in arm’s-length negotiations.

We lease the premises occupied by McCormick & Schmick’s Harborside at the Marina in Portland, Oregon under a lease dated February 14, 1985, as amended, with Harborside Partners, LLC, the members of which are William P. McCormick, our chairman emeritus, Douglas L. Schmick, our president and a director, and Saed Mohseni, our chief executive officer and a director. The lease expires on December 31, 2023 and may be renewed for two additional five-year periods. We pay a base rent of $20,000 per month under the lease plus the additional amount by which five percent of McCormick & Schmick’s Harborside at the Marina’s gross sales in the month exceed $20,000. We also pay a proportional share of taxes, insurance, maintenance and other costs under the terms of the lease. We believe the terms of the lease are as fair to us as those that would have been available to us in arm’s-length negotiations.

We lease kitchen and storage space in the premises occupied by Jake’s Famous Crawfish in Portland, Oregon under a lease dated June 18, 2004 with DLS Investments, LLC, which is owned by Douglas L. Schmick, our president and a director, and his spouse. The lease expires on October 12, 2009 and may be renewed for two additional five-year periods. We pay an aggregate base rent of $10,080 per month under the lease, plus our utilities and a pro rata share of taxes, assessments and insurance. In addition, the lease contains provisions for base rent escalations every three years. We believe the terms of the lease are as fair to us as those that would have been available to us in arm’s-length negotiations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and beneficial owners of more than 10% of the Common Stock are required by SEC regulation to furnish us with copies of all section 16(a) reports they file. Based solely on a review of reports we have received and on written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all section 16(a) transactions were reported on a timely basis, except that BRS filed its initial ownership report on Form 3 late and David E. Jenkins reported one transaction on a late Form 4.

REPORT OF THE AUDIT COMMITTEE

On June 16, 2004, the Board of Directors approved a written charter for the Audit Committee that reflects the standards set forth in the Securities and Exchange Commission regulations and The NASDAQ National Market listing standards. A copy of the Audit Committee charter is attached as Appendix A to this proxy statement. Each member of the Audit Committee is independent, as independence for audit committee members is defined under the The NASDAQ National Market listing standards and applicable SEC rules.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those financial statements. The Committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors. The Audit Committee regularly meets with management and the Company’s independent registered public accounting firm to discuss, among other things, the preparation of financial statements, including key accounting and reporting issues. In accordance with the Audit Committee charter, the Audit Committee also oversees the relationship between the Company and its outside independent registered public accounting firm, including recommending their appointment, reviewing the scope of their services and related fees, and assessing their independence.

The Audit Committee has:

•       Reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements;

•       Discussed with PricewaterhouseCoopers LLP the matters required to be discussed under generally accepted auditing standards and Statement on Auditing Standards No. 61 (Communication with Audit Committees);

•       Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP its independence;

•       Reviewed the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services, and discussed whether PricewaterhouseCoopers LLP’s provision of non-audit services was compatible with maintaining their independence; and

•       Established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee.

Fees Paid to Independent Registered Public Accounting Firm.   The following table summarizes the aggregate fees billed to the Company by PricewaterhouseCoopers LLP:

	2003	2004
Audit Fees(1)	$69,220	$438,850
Audit-Related Fees(2)	13,500	16,450
Tax Fees(3)	135,872	215,076
All Other Fees	—	1,500
Total	$218,592	$671,876

(1)          Fees for audit services billed in 2003 and 2004 consisted of:

•       Audit of the Company’s annual financial statements;

•       Reviews of the Company’s quarterly financial statements; and

•       Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

(2)          Fees for audit-related services billed in 2003 and 2004 consisted of Employee benefit plan audits;

(3)          Fees for tax services billed in 2003 and 2004 consisted of:

•       Tax compliance and tax planning services;

•       Federal, state and local income tax return assistance;

•       Sales and use, property and other tax return assistance; and

•       Assistance with tax audits and appeals.

In considering the nature of the services provided by PricewaterhouseCoopers LLP, the Audit Committee determined the services are compatible with the provision of independent audit services. The Audit Committee discussed these services with PricewaterhouseCoopers LLP and Company management to determine they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission and the American Institute of Certified Public Accountants.

Pre-Approval Policy.   All of the services performed by PricewaterhouseCoopers LLP in 2004 were pre-approved by the Audit Committee. On June 16, 2004, the Audit Committee adopted a pre-approval policy and procedures describing the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. The policy requires that before the beginning of each fiscal year following adoption of the policy, a description of the services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Based on the Audit Committee’s review and the meetings, discussions and reports described above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 25, 2004 be included in the Company’s Annual Report on Form 10-K.

Members of the Audit Committee:
Elliot H. Jurgensen, Jr.—Chairman
Lee M. Cohn
Fortunato N. Valenti

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors consists of nine members, each of whom is elected at each annual meeting to serve until the next annual meeting or until his successor is elected and qualified. Proxies received from stockholders, unless directed otherwise, will be voted FOR election of the following nominees, each of whom is a current director:

•       Douglas L. Schmick

•       Saed Mohseni

•       Lee M. Cohn

•       Elliot H. Jurgensen, Jr.

•       J. Rice Edmonds

•       David B. Pittaway

•       Harold O. Rosser

•       Fortunato N. Valenti

•       Justin B. Wender

If any of the nominees for director becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to a proxy for a substitute or substitutes.

Douglas L. Schmick (age 57) co-founded McCormick & Schmick’s in 1972 and has been president of the Company since March 1997. From 1997 through 1999, Mr. Schmick was also chief executive officer. Mr. Schmick served as secretary, treasurer, and chief executive officer from 1974 through 1997. Mr. Schmick has served on the board of McCormick & Schmick Holdings LLC since August 22, 2001 and he is a director of McCormick & Schmick’s Seafood Restaurants, Inc. Mr. Schmick received his Bachelor of Science degree from the University of Idaho.

Saed Mohseni (age 42) has been our chief executive officer since January 2000 and is a director of McCormick & Schmick’s Seafood Restaurants, Inc. Mr. Mohseni joined McCormick & Schmick’s in 1986 as a general manager. During his time at McCormick & Schmick’s, he has also held the positions of senior manager (1988-1993), vice president of operations-California (1993-1997), and senior vice president of operations (1997-1999).

Lee M. Cohn (age 58) has been a director of the Company since June 2004. Mr. Cohn co-founded and has been the chief executive officer of Big 4 Restaurants, Inc. since 1974. Mr. Cohn has served on the boards of Valley Big Brothers, Mortons Restaurant Group and the Phoenix Ballet Company and is an active member of The Phoenix Thunderbirds, The Fiesta Bowl Committee and the Young Presidents Organization. Mr. Cohn is a director of Luther’s Acquisition Corp. and Wilshire Restaurant Group, Inc., which are affiliates of Castle Harlan, Inc.

Elliott H. Jurgensen, Jr. (age 60) has been a director of the Company since June 2004. Mr. Jurgensen retired from KPMG LLP in 2003 after 32 years, including 23 years as a partner. At KPMG, he held a number of leadership roles, including: National Partner in Charge of KPMG’s Hospitality Industry Practice from 1981 to 1993, Managing Partner of the Bellevue, Washington office from 1982 to 1991, and Managing Partner of the Seattle, Washington office from 1993 to 2002. His professional experience focused on providing business advisory and audit services to clients ranging from emerging businesses to large multinational public companies. His industry experience includes software, e-commerce, life sciences, hospitality, long-term care and manufacturing. He is also a director of Toolbuilders Laboratories, Inc., a developer of innovative software security and development tools for government and commercial enterprises, and BSquare Corporation. Mr. Jurgensen has a B.S. in accounting from San Jose State University and is a Certified Public Accountant.

J. Rice Edmonds (age 34) has been a director of the Company since June 2002. Since December 1996, Mr. Edmonds has been with Bruckmann, Rosser, Sherrill & Co., Inc. and currently serves as Principal. Mr. Edmonds also serves on the boards of directors of Real Mex Restaurants, Inc., Town Sports International, Inc., The Sheridan Group, Inc., Penhall International Corp. and other private companies. Mr. Edmonds received his Bachelor of Science degree from the University of Virginia McIntire School of Commerce and his Masters of Business Administration from The Wharton School of the University of Pennsylvania.

David B. Pittaway (age 53) has been a director of the Company since June 2002. Since 1998, Mr. Pittaway has been senior managing director of Castle Harlan, Inc. Mr. Pittaway also serves on the boards of directors of Morton’s Restaurant Group, Inc. and other private companies. Mr. Pittaway graduated from the University of Kansas, Harvard Law School and Harvard Business School.

Harold O. Rosser (age 56) has been a director of the Company since June 2002. Since 1995, Mr. Rosser has been the Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. Mr. Rosser serves on the boards of directors of Real Mex Restaurants, Inc., Penhall International, Inc., O’Sullivan Industries, and other private companies. Mr. Rosser attended Clarkson University and Carnegie Mellon University.

Fortunato N. Valenti (age 57) has been a director of the Company since June 2002. Since 1994, Mr. Valenti has held the positions of president and chief executive officer of Restaurant Associates Corp. Mr. Valenti currently serves as a director on the boards of various companies, including Real Mex Restaurants, Inc., Il Fornaio (America) Corporation and Papa Gino’s Inc. He also is a member of the boards of directors of various non-profit organizations, including the Culinary Institute of America, NYC & Co. and City Meals on Wheels.

Justin B. Wender (age 35) has been a director of the Company since June 2002. Mr. Wender has been with Castle Harlan, Inc. since 1993 and currently serves as Senior Managing Director and Chief Investment Officer. Mr. Wender also serves on the boards of directors of Morton’s Restaurant Group, Inc., Ames True Temper Company and other private companies. Mr. Wender received his Bachelor of Arts degree from Carleton College.

RECOMMENDATION BY THE BOARD OF DIRECTORS

The Board of Directors recommends that stockholders vote FOR election of the nominees named in this proxy statement. If a quorum of stockholders is present at the annual meeting, the nine nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but will not affect the results of the vote. If any nominee for director at the annual meeting becomes unavailable for election for any reason, the proxy holders have discretionary authority to vote pursuant to the proxy for a substitute.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid by the Company for each of the last three fiscal years to the Chief Executive Officer, each of the four other most highly compensated executive officers at the end of fiscal 2004, and our former Chairman of the Board (the “named executive officers”).

Summary Compensation Table

	Annual Compensation(1)				Long-Term Compensation
				Other Annual	Restricted	All Other
				Compensation	Stock	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(2)	Awards ($)(3)	($)(4)
Saed Mohseni,	2004	$250,000	$187,500	$12,000	$—	$58,728
Chief Executive Officer	2003	250,000	50,000	—	7,723	2,500
	2002	201,653	75,000	—	—	2,500
William P. McCormick,	2004	189,727	75,000	464,229	—	20,270
Chairman Emeritus(5)	2003	189,727	40,000	179,927	7,723	2,500
	2002	189,590	50,000	175,000	—	2,500
Douglas L. Schmick,	2004	188,774	75,000	472,583	—	15,492
President	2003	188,774	40,000	180,949	7,723	2,500
	2002	188,967	50,000	175,000	—	2,500
Emanuel N. Hilario,	2004	134,615	50,000	75,000	—	32,740
Chief Financial Officer and	2003	—	—	—	—	—
Secretary(6)	2002	—	—	—	—	—
Jerry R. Kelso,	2004	129,726	30,000	—	—	36,454
Chief Internal Audit and	2003	129,726	25,000	—	3,784	2,500
Compliance Officer(6)	2002	129,590	35,000	—	—	2,500
David E. Jenkins,	2004	133,846	30,000	—	—	29,957
Vice President of	2003	124,000	17,850	—	2,985	2,500
Operations	2002	112,392	19,250	—	—	2,500

(1)          In accordance with the rules of the SEC, the compensation described in this table does not include (a) medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees, or (b) perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus disclosed in this table.

(2)          Messrs. McCormick and Schmick each received $286,712 in 2004 in consideration for the termination of his covenant not to compete agreement in connection with our initial public offering. Each received payments of $175,000 in each of 2004, 2003 and 2002 under these agreements. Mr. Hilario received $75,000 in 2004 as a signing bonus. In addition, amounts include income received by officers relating to their use of company cars or car allowance.

(3)          In 2003, our executive officers were issued class B units and class C units of McCormick and Schmick Holdings LLC, our predecessor entity, pursuant to incentive arrangements established by our board of advisors. In connection with our initial public offering and the reorganization of McCormick and Schmick Holdings LLC into McCormick & Schmick’s Seafood Restaurants, Inc., the class B units were terminated and the class C units were converted into an aggregate of 250,000 shares of our Common Stock. Giving effect to the conversion of membership units to Common Stock, the named executive officers would have received restricted stock in 2003 as set forth in the table below.

Name and Principal Position	Value of Restricted Stock Awards ($)	Shares of Common Stock
Saed Mohseni, Chief Executive Officer	$7,723	38,023
William P. McCormick, Chairman Emeritus	7,723	38,023
Douglas L. Schmick, President	7,723	38,023
Emanuel N. Hilario, Chief Financial Officer and Secretary	—	—
Jerry R. Kelso, Chief Internal Audit and Compliance Officer	3,784	19,011
David E. Jenkins, Vice President of Operations	2,985	15,209

(4)          Represents amounts paid to Mr. Hilario for relocation expenses and for the other named officers, premiums paid for supplemental life insurance under our split-dollar life insurance plan. In connection with the Company’s initial public offering, the Company terminated this plan for specified company employees, including all of its named executive officers.

(5)          Mr. McCormick resigned as Chairman of the Board in July 2004.

(6)          Before April 2004, Mr. Kelso served as Vice President of Finance and Chief Financial Officer. Mr. Hilario was hired as our Chief Financial Officer and Secretary in April 2004.

Stock Option Grants in Fiscal Year 2004

The following table provides information regarding stock options granted in 2004 to the named executive officers. One-third of the shares covered by each option become exercisable on July 17, 2005 and on each anniversary, with the result that the option is fully exercisable on July 17, 2007. All option grants were made under our 2004 Stock Incentive Plan.

		Percentage of
	Number of	Options			Potential Realizable Value at
	Shares	Granted to			Assumed Rates of Annual
	Underlying	Employees	Exercise		Stock Price Appreciation For
	Options	During Fiscal	Price Per	Expiration	Option Term(1)
Name	Granted	Year	Share	Date	5%	10%
Saed Mohseni, Chief Executive Officer	120,000	13.64%	$12.00	6/17/2014	$905,608	$2,294,989
William P. McCormick, Chairman Emeritus	80,000	9.10%	$12.00	6/17/2014	603,739	1,529,993
Douglas L. Schmick, President	80,000	9.10%	$12.00	6/17/2014	603,739	1,529,993
Emanuel N. Hilario, Chief Financial Officer and Secretary	50,000	5.68%	$12.00	6/17/2014	377,337	956,245
Jerry R. Kelso, Chief Internal Audit and Compliance Officer	30,000	3.41%	$12.00	6/17/2014	226,402	573,747
David E. Jenkins, Vice President of Operations	30,000	3.41%	$12.00	6/17/2014	226,402	573,747

(1)          In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or option spreads that would exist for the options based on assumed compounded rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the option term.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table indicates for named executive officers the aggregate value of “in-the-money” options as of the end of fiscal 2004. No executive officers exercised options in fiscal 2004.

	Value of Unexercised In-the- Money Options at Fiscal Year-End(1)
Name	Exercisable	Unexercisable
Saed Mohseni, Chief Executive Officer	—	$408,000
William P. McCormick, Chairman Emeritus	—	272,000
Douglas L. Schmick, President	—	272,000
Emanuel N. Hilario, Chief Financial Officer and Secretary	—	170,000
Jerry R. Kelso, Chief Internal Audit and Compliance Officer	—	102,000
David E. Jenkins, Vice President of Operations	—	102,000

(1)          Options are “in-the-money” at fiscal year-end if the fair market value of the underlying shares on that date exceeds the exercise price of the option. The amounts set forth represent the fair market value of the securities underlying the options on December 23, 2004, the last trading day before the end of our fiscal year, based on the closing sale price of $15.40 per share of Common Stock less the per share exercise price of the options, multiplied by the number of shares underlying the options.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Messrs. Cohn, Pittaway and Rosser, all independent directors under The NASDAQ National Market listing standards. No Compensation Committee member participates in committee deliberations or recommendations relating to his own compensation.

Executive Severance Agreements

We have executive severance agreements with Mr. McCormick, our chairman emeritus, Mr. Schmick, our president, and Saed Mohseni, our chief executive officer. The form of executive severance agreement is filed as an exhibit to our registration statement on Form S-1. Each of the agreements provides severance benefits contingent on the Company receiving a release of claims. The benefits include the following:

•       If the employment is terminated, including due to death or disability, other than for “cause,” which is the willful and continued failure to perform assigned duties or the willful engagement in illegal conduct that materially injures the Company, the employee will receive severance equal to (1) one-year’s base salary plus (2) the average of the employee’s bonuses granted in the two prior completed fiscal years plus (3) a pro-rata portion of the employee’s estimated bonus in the year in which he is terminated. In addition, the employee and his family will continue to receive health insurance for six months.

•       If there is a change of control of the Company and the employment is terminated other than for “cause,” or if the employee resigns because he is required to move, the Company successor does not agree to be bound by the agreement, or his duties, pay or total benefits are reduced, the employee will receive the benefits described above and, in addition, (1) all of his options to purchase Common Stock will become immediately exercisable and (2) he will receive an additional amount in cash necessary to pay specified tax owed by the employee in connection with the severance payments.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee makes recommendations to the Board of Directors regarding compensation for the executive officers of the Company, and administers the Company’s 2004 Stock Incentive Plan, from which stock options are granted periodically to executive officers and other employees of the Company.

Compensation Principles and Philosophy

The Compensation Committee believes motivation of the Company’s executives is critical to the long-term success of the Company. In support of this philosophy, the Company has adopted an executive compensation policy in which the primary objectives are to provide a total compensation package that:

•       will allow it to attract and retain key executive officers who are primarily responsible for the long-term success of the Company;

•       takes into consideration the compensation practices of comparable companies with whom the Company competes for executive talent; and

•       will motivate executives to maximize stockholder returns by achieving both short and long-term Company goals.

The Compensation Committee believes compensation of the Company’s executives should be directly linked to the financial performance of the Company as well as to each executive’s individual contribution. In determining competitive compensation levels, the Compensation Committee has analyzed base salaries and incentive compensation for executive officers at comparable companies. The Company’s named executive salaries increased an average of approximately one percent from 2003 to 2004, falling slightly below the 50th percentile of comparable companies. The Compensation Committee has placed increased emphasis on aligning compensation with Company performance by increasing the proportion of executive pay that is “at risk,” offering increased rewards for strong Company and individual performance and reduced returns if performance expectations are not met.

The total compensation package includes a competitive base salary, incentive cash bonuses and periodic stock option grants

Compensation Elements

There are different elements in the Company’s executive compensation program, all determined by individual performance and Company profitability, except for stock option grants that are intended to correlate compensation to stock price performance.

Base Salary Compensation

Base salaries for the Chief Executive Officer and other select executive officers have been established by reviewing a number of factors, including responsibilities, experience, demonstrated performance and potential for future contributions. The Compensation Committee also takes into account competitive factors, including the level of salaries associated with similar positions at businesses that compete with the Company.

Annual Incentive Compensation

On February 1, 2005, the Board of Directors approved the 2005 Executive Incentive Compensation Plan. Under the Executive Incentive Compensation Plan, the Compensation Committee establishes Company performance goals, which may include revenues, earnings or other benchmarks. The performance goals in 2005 are based on financial goals (80% of bonus), with a focus on earnings per share targets and revenues targets, and non-financial goals (20% of bonus), including customer service and retention goals. Cash bonuses for eligible executive officers are determined by the extent to which the Company attains the established goals and by an assessment of each executive officer’s performance during the year. In each case, the target bonus will be a percentage of the executive’s base salary.

An executive may receive no bonus for the year if less than a predetermined percentage of a Company performance goal is met or if the executive’s performance does not meet the Compensation Committee’s expectations. Although the Executive Incentive Compensation Plan requires that Company performance goals and target bonuses be established in the first quarter of the year to comply with Section 162(m) of the Internal Revenue Code, the Compensation Committee may exercise discretion by reducing bonuses from a preset amount. For example, if Company performance would result in a maximum bonus, but individual performance does not meet the Compensation Committee’s standards, the Compensation Committee could exercise discretion by reducing the bonus amount. The board of directors has fixed the maximum bonus amounts for the named executive officers for 2005 as follows:

Saed Mohseni	$225,000
Emanuel N. Hilario	$56,250
Douglas L. Schmick	$75,000
William P. McCormick	$75,000

Stock Options

Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with the Company and promote stockholder returns. The Company has made stock option grants under the 2004 Stock Incentive Plan to its named executive officers and other employees.

The Compensation Committee may make annual stock option grants to certain executives and other select employees. The number of shares in each grant will depend on factors such as the level of base pay and individual performance. Stock options are awarded with an exercise price equal to the fair market value of the Company’s Common Stock at the time of the grant. Options granted in 2004 expire ten years after the option was granted and vest over a period of three years. The options only have value to the recipients if the price of the Company’s stock appreciates after the options are granted.

Other Benefits

Other benefits that are offered to key executives are largely those that are offered to the general employee population, with some variation. In general, these variations are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death.

Chief Executive Officer Compensation

The Compensation Committee has determined the 2005 compensation for the Chief Executive Officer based on a number of factors. Mr. Mohseni’s base salary was determined after a review of his responsibilities, experience, performance potential for future contributions and an evaluation of comparable positions at other companies. Under the 2005 Executive Incentive Compensation Plan, total compensation for Mr. Mohseni is tied to the overall financial performance of the Company. For 2004, Mr. Mohseni was eligible to receive as a bonus between zero percent and twenty percent of his base salary, depending on the Company achieving predetermined financial goals. The Company met its financial goals, and Mr. Mohseni received a bonus of $50,000, or 20 percent of his annual salary. Mr. Mohseni’s 2005 salary is $300,000, an increase of $20% from 2004, and was established by the Compensation Committee after reviewing executive salaries across related industries as well as in the same geographic region. In 2005, Mr. Mohseni is eligible for a performance-based bonus of between zero percent and 75 percent of his base salary, depending on his performance and on the Company achieving pre-set financial and non-financial goals. Mr. Mosheni may receive stock options at the discretion of the Compensation Committee.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company can deduct for compensation paid to the Company’s Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer) in any year. Depending on individual and Company performance, total compensation for certain of such executives may be greater than $1,000,000. The limit on deductibility, however, does not apply to performance-based compensation that meets certain requirements. The Company’s current policy is generally to grant stock options that meet those requirements so that option compensation recognized by an optionee will be fully deductible by the Company. Similarly, the Executive Incentive Compensation Plan is intended to provide for fully deductible performance-based compensation.

Members of the Compensation Committee:
David B. Pittaway-Chairman
Lee M. Cohn
Harold O. Rosser

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return of the Company’s Common Stock with the cumulative total return of The NASDAQ Stock Market (U.S. Companies) and the Dow Jones U.S. Restaurants & Bars Index, assuming reinvestment of dividends. For comparison purposes, the data points of the Company’s Common Stock are as of July 20, 2004, the day our Common Stock was first sold in our initial public offering, and September 24, 2004 and December 23, 2004, the last trading day in our third quarter and fiscal year 2004, respectively. The data points for both the NASDAQ Stock Market (U.S. Companies) and the Dow Jones U.S. Restaurants & Bars Index are as of the ending June, September and December 2004 calendar quarters. The graph assumes that $100 was invested in each of the following:

•       the Common Stock of the Company;

•       the stocks represented in the The NASDAQ Stock Market (U.S. Companies) and

•       the stocks represented in the Dow Jones U.S. Restaurants & Bars Index

Historical stock price performance should not be relied on as indicative of future stock price performance.

McCormick & Schmick’s Seafood Restaurants, Inc.
Stock Price Performance

Cumulative Total Return	7/04	9/04	12/04
McCormick & Schmick’s Seafood Restaurants, Inc.	$100.00	$92.87	$124.80
The NASDAQ Stock Market (U.S. Companies)	$100.00	$95.30	$102.18
Dow Jones U.S. Restaurants & Bars Index	$100.00	$105.54	$125.02

ADDITIONAL INFORMATION

Stockholder Proposals to be Included in the Company’s Proxy Statement.   A stockholder proposal to be considered for inclusion in proxy materials for the Company’s 2006 Annual Meeting of Stockholders must be received by the Company by December 20, 2005.

Stockholder Proposals Not in the Company’s Proxy Statement.   Stockholders wishing to present proposals for action at this annual meeting or at another stockholders’ meeting must do so in accordance with the Company’s bylaws, a copy of which is publicly filed as an exhibit to our registration statement on Form S-1 and is available on the SEC’s website at www.sec.gov and on our website at www.mcormickandschmicks.com, Investor Relations, SEC Filings; a copy may also be obtained upon written request to Emanuel N. Hilario, Corporate Secretary, at 720 SW Washington Street, Suite 550, Portland, Oregon 97205. A stockholder must give timely notice of the proposed business to the Secretary. For purposes of the Company’s 2006 Annual Meeting of Stockholders, such notice, to be timely, must be received by the Company by January 19, 2006 unless the 2006 annual meeting is held more than 30 days before or 70 days after the anniversary of the date of this year’s annual meeting. In this case, the notice must be received no earlier than 120 days before the date of next year’s annual meeting and no later than 90 days before the meeting or 10 days before announcement of the date of the meeting (whichever is later).

Stockholder Nominations for Director.   Stockholders wishing to directly nominate candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company’s bylaws by giving timely notice in writing to the Secretary as defined above. The notice must set forth:

•       the name and address of the stockholder, as they appear on the corporation’s books, and of the beneficial owner;

•       the class and number of shares of capital stock of the corporation that are owned beneficially and of record by the stockholder and the beneficial owner;

•       a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the special meeting and intends to appear in person or by proxy at the special meeting to propose such business or nomination;

•       a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination;

•       any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and,

•       the executed consent of each nominee to serve as a director of the Company if elected.

The Company may require any proposed nominee to furnish any other information it reasonably requires to determine the eligibility of the proposed nominee to serve as a director.

If the number of directors to be elected is increased and there is no public announcement by the Company naming all nominees or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely (but only with respect to nominees for new positions created by such increase) if delivered to the Secretary at the Company’s principal executive offices no later than the close of business on the tenth day following the day on which the public announcement is first made by the Company.

Stockholders wishing to make any director nominations at any special meeting of stockholders held for the purpose of electing directors must do so, in accordance with the bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to the special meeting and not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the meeting. The officer presiding at the meeting may, if in the officer’s opinion the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the bylaws. If such officer does so, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

By Order of the Board of Directors
/s/ EMANUEL N. HILARIO
Emanuel N. Hilario, Corporate Secretary

Portland, Oregon

April 26, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

1.      Designation and Membership

1.1.                    The Board of Directors (the “Board”) of McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”) will appoint from among its members an Audit Committee (the “Committee”). Committee members may be removed by the Board at any time.

1.2.                    The Committee will consist of at least three directors. As defined by applicable law and regulation, each Committee member shall be determined by the Board to be independent and generally knowledgeable in financial and auditing matters, and at least one member shall be an “audit committee financial expert” as defined under SEC rules.

1.3.                    The Board will designate one Committee member to serve as Chairman of the Committee.

2.      Purpose

The primary purpose of the Committee is to assist the Board’s oversight of the reliability, quality and integrity of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and internal control over financial reporting.

3.      Authority

The Committee has the authority to:

3.1.                    Appoint, retain, compensate, evaluate and terminate the independent auditor and to approve all audit engagement fees and terms.

3.2.                    Engage, compensate and terminate independent counsel and other advisers.

3.3.                    Conduct or authorize investigations into any matters within the scope of its responsibility.

3.4.                    Meet with and seek any information from any Company officer, employee, outside counsel, or the independent auditor, all of whom are directed to cooperate with the Committee.

4.      Duties and responsibilities

The Committee will:

4.1.                    Meet at least four times annually or more frequently as it deems necessary or advisable.

4.2.                    Oversee the performance of the Company’s internal audit function and the independent auditor.

4.3.                    Establish procedures for the receipt, retention and treatment of complaints about accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

4.4.                    Appoint, retain, compensate, evaluate and, as it deems necessary or advisable, terminate the independent auditor.

4.5.                    Approve all audit engagement fees and terms.

4.6.                    Pre-approve and adopt policies governing pre-approval of all audit and permissible non-audit services to be provided by the independent auditor.

4.7.                    Review and discuss with the independent auditor its statement delineating all relationships between it and the Company, and assess the independence of the independent auditor.

4.8.                    Discuss with the independent auditor all critical accounting policies, alternative treatments of financial information within generally accepted accounting principles discussed with management, the ramifications of the use of alternative treatments and the independent auditor’s preferred treatment, and any other material written communications between the independent auditor and management.

4.9.                    Review and discuss with management and the independent auditor the Company’s annual and quarterly financial statements.

4.10.             Review the Company’s earnings press releases.

4.11.             Resolve disagreements between management and the independent auditor.

4.12.             Review disclosures made by the Chief Executive Officer and Chief Financial Officer regarding the design or operation of internal controls and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

4.13.             Review any required management reports on internal control over financial reporting and any related attestations by the independent auditor.

4.14.             Discuss with the independent auditor all matters required to be discussed under generally accepted auditing standards, including the scope and results of their audit of the Company’s consolidated financial statements.

4.15.             Discuss with management the development and selection of any critical accounting estimates, and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the SEC.

4.16.             Prepare the report that is required to be included in the Company’s annual proxy statement.

4.17.             Annually review and assess the adequacy of this Charter and recommend to the Board any proposed changes to this Charter.

4.18.             Review and approve any related party transactions, as defined under Regulation S-K Item 404, not otherwise approved by an independent committee of the Board.

4.19.             Discuss risk assessment and risk management policies.

Last update: June 16, 2004

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZMSS42

McCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2005

The undersigned hereby appoints Saed Mohseni, Emanuel N. Hilario and Jerry R. Kelso, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of McCormick & Schmick’s Seafood Restaurants, Inc. Common Stock which the signatory on the reverse side is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of McCormick & Schmick’s Seafood Restaurants, Inc. to be held at 9:00 a.m., Pacific Time, on May 23, 2005 at The Governor Hotel, 614 S W 11th Avenue, Portland, Oregon 97205, or at any adjournments or postponements thereof, with all powers which the signatory on the reverse side would possess if personally present.

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, this proxy will be voted FOR the election of the nominees for director. The proxies may vote in their discretion as to other matters that may come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

McCORMICK & SCHMICK'S

SEAFOOD RESTAURANTS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL		ZMSS41

☒	Please mark votes as in this example.	#MSS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.
1.	ELECTION OF DIRECTORS
Nominees:	(01) Lee M. Cohn, (02) Elliott H. Jurgensen, Jr.,
(03) J. Rice Edmonds, (04) Saed Mohseni,
(05) David B. Pittaway, (06) Harold O. Rosser,
(07) Douglas L. Schmick, (08) Fortunato N. Valenti,
(09) Justin B. Wender
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except for those identified by name on the line above.	MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND NOTE ON REVERSE SIDE	☐

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. Corporation proxies should be signed in full corporate name by an authorized officer and attested. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: